AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

BOWATER INCORPORATED

BOWATER INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1. The name of the Corporation is Bowater Incorporated. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State under the name of “Bowaters United States Corporation” on August 28, 1964.

2. This Amended and Restated Certificate of Incorporation (“Certificate”) has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and restates and integrates and further amends the Corporation’s Certificate of Incorporation, as heretofore amended or supplemented, to read as herein set forth in full:

FIRST:	The name of the corporation is BOWATER INCORPORATED.

SECOND: The address of the Corporation’s registered office is 1209 Orange Street, City of Wilmington, County of New Castle, State of Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock that the Corporation shall have authority to issue is: one hundred (100), all of which shall be shares of Common Stock of the par value of one one-hundredth of a dollar ($0.01) per share.

FIFTH:

(A) Subject to applicable provisions of law and to the provisions of this Certificate, authority is hereby expressly granted to and vested in the Corporation’s Board of Directors, to the extent permitted by and upon compliance with the provisions set forth in the law of the State of Delaware, to issue Serial Preferred Stock from time to time in one or more series, each series to have such powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board of Directors authorizing the issuance of such series, including without limitation:

(1) The number of shares to constitute such series and the distinctive designation thereof;

(2) The dividend rate or rates to which the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable;

(3) Whether the shares of such series shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

(4) Whether the holders of shares of such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

(5) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes, and the terms and provisions in respect of the operation thereof;

(6) Whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

(7) The voting powers, if any, of the shares of such series in addition to the voting powers provided by law; and

(8) Any other powers, designations, preferences and rights, and qualifications, limitations or restrictions, not inconsistent with law or the provisions of this Certificate and deemed advisable by the Corporation’s Board of Directors.

(B) All shares of any one series of Serial Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

SIXTH: Unless and except to the extent that the By-Laws of the Corporation (the “By-Laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

SEVENTH:

(A) In order to induce officers, directors, employees or agents of this Corporation to serve or continue to serve as its officers or directors, or to serve or to continue to serve at the request of this Corporation as director or officer of another corporation or enterprise, and in consideration of such service, this Corporation shall indemnify and hold harmless each such person now or hereafter so serving from and against any and all claims and liabilities to which he may be or become subject to by reason of his now or hereafter being or having heretofore been a director or officer of this Corporation, or by reason of having served as a director or officer of another corporation or enterprise at the request of this Corporation, by reason of his alleged acts or omissions as director or officer as aforesaid, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with defending against any such claims or liabilities, to the full extent permitted in Section 145 of the General Corporation Law of the State of Delaware or any successor statute. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such officer or director may be entitled, under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

(B) To the full extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

EIGHTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board is expressly authorized to make, alter and repeal the By-laws, subject to the power of the stockholders of the Corporation to alter or repeal any By-law whether adopted by them or otherwise.

NINTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this article.

IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and has attested to such execution and does verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and the facts stated herein are true as of this 15th day of January, 2008.

BOWATER INCORPORATED
By:	/s/ Jacques Vachon
Name: Jacques Vachon Title: Senior Vice President

4